UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard
DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 29, 2003, Aviall, Inc. announced that its business unit, Aviall Services, expanded its current product line aftermarket representation relationship with Honeywell Lighting and Electronics covering commercial products for most regions of the world. Aviall will be responsible for the aftermarket parts sales, including marketing, order administration, warehousing and product distribution for Honeywell airline and general aviation aircraft lighting products. The agreement will be phased-in with a commencement date of October 1, 2003, and estimated sales over the 10-year contract life are expected to exceed $500 million.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Colin M. Cohen

Name:	Colin M. Cohen
Title:	Vice President and Chief Financial Officer

Date: October 7, 2003